ROYSTER-CLARK GROUP, INC.

                 1999 RESTRICTED STOCK PURCHASE AND OPTION PLAN


     The purpose of the Royster-Clark Group, Inc. 1999 Restricted Stock Purchase and Option Plan (the "Plan") is to provide (i) designated employees of Royster-Clark Group, Inc. (the "Company") and its subsidiaries, (ii) certain advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of nonqualified options and restricted shares. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     1. Administration

     (a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee") appointed by the Board consisting of the Chairman of the Board and such other directors as the Board may from time to time appoint. Prior to the Company's becoming a "Reporting Company" as described in Section 15(b) of the Plan, the Board may exercise any power or authority of the Committee under the Plan and, in such case, references to the Committee hereunder, as they relate to Plan administration, shall be deemed to include the Board as a whole. After the Company becomes a Reporting Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and shall be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) Committee Authority. Subject to any limitations set forth in the Plan, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size, purchase price, and terms of the grants to be made to each such individual,
(iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) deal with any other matters arising under the Plan.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations, and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan, and need not be uniform as to similarly situated individuals.

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     2. Grants

     Awards under the Plan may consist of grants of (i) nonqualified options as described in Section 5 ("Options") exercisable for Units (as defined in the related Grant Instruments) representing Shares and/or (ii) restricted shares of Class A Common Stock as described in Section 6 ("Incentive Shares"). All grants of Options or Incentive Shares shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a restricted stock grant instrument or stock option agreement (each, a "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

     3. Shares Subject to the Plan

     (a) Shares Authorized. The shares of capital stock of the Company subject to the Plan (the "Shares") shall consist of an aggregate of (i) 200,000 shares of Class A Common Stock, $.01 par value, of the Company (the "Class A Common Stock") reserved for issuance to Eligible Participants (as defined below) pursuant to grants of Incentive Shares and (ii) (x) 39,980 shares of Class A Common Stock, (y) 14,795 shares of the 12% Series A Senior Cumulative Compounding Preferred Stock, $.01 par value, of the Company (the "Series A Preferred Stock"), and (z) 8,320 shares of the 12% Series B Junior Cumulative Compounding Preferred Stock, $.01 par value, of the Company (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Preferred Stock"), reserved for issuance upon the exercise of outstanding Options to acquire Units (as defined in the related Grant Instrument) comprising such Shares. The Shares may be authorized but unissued Shares or reacquired Shares held by the Company. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the Shares underlying Units (as defined in the related Grant Instrument) subject to such Option shall not again be available for issuance pursuant to the Plan. If and to the extent any Incentive Shares are forfeited or repurchased by the Company pursuant to the Stockholder Agreements (as defined), the Shares subject to such grants shall again be available for issuance pursuant to the Plan. The Company shall at all times reserve and keep available for issuance upon the exercise of Options such number of shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock as will from time to time be sufficient to permit the exercise of all outstanding Options, and shall take all actions required to increase the authorized number of shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock if at any time there shall be insufficient authorized but unissued or treasury shares to permit such reservation or to permit the exercise of all outstanding Options. All references to "Shares" in the Plan shall give effect to any adjustments to the number of Shares made pursuant to Section 3(b) below.

     (b) Adjustments. If any outstanding Shares are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue shares of capital stock or other securities as a dividend or upon a stock split, then the number and kind of Shares available for

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purposes of the Plan and all Shares subject to the unexercised portion of any
Option previously granted and the exercise price of those Options shall be appropriately adjusted. However, no such adjustment shall change the total exercise price applicable to the unexercised portion of any outstanding Option. Adjustments under this Section 3(b) shall be made by the Committee, whose determination as to what adjustments shall be made shall be final, binding and conclusive.

     4. Eligibility for Participation

     (a) Eligible Participants . All employees of the Company and its subsidiaries, including employees who are officers or members of the Board, all members of the Board who are not employees, and any advisors who perform bona fide services to the Company or any of its subsidiaries (other than in connection with the offer or sale of securities in a capital-raising transaction) (collectively, "Eligible Participants") shall be eligible to participate in the Plan.

     (b) Selection of Grantees. The Committee shall select the Eligible Participants who receive grants of Options and Incentive Shares and shall determine the number of Shares subject to a particular grant of Incentive Shares and the number of Units subject to a particular grant of an Option in such manner as the Committee determines. Eligible Participants who receive grants of Options and/or Incentive Shares under this Plan are referred to as "Grantees."

     5. Options

     (a) Manner of Exercise. Unless the Committee shall otherwise determine, an Option, to the extent exercisable under the Plan and the related Stock Option Agreement, may be exercised by delivery to the Chief Financial Officer of the Company, at its principal office, of a written notice, signed by the person entitled to exercise the option, specifying the number of Units purchasable under the Option which the Grantee then wishes to purchase. Such notice must be accompanied by payment in full of the exercise price therefor and any withholding tax due, either in cash, certified check, bank check, personal check (in which case the Company reserves the right to withhold issuance of such shares until the funds have cleared) or in securities of the Company (valued at the fair market value thereof (as determined by the Board in good faith, without regard to any minority or lack of liquidity discount) as of the date of exercise) or, at the discretion of the Committee, in the form of a note (with full recourse) issued by the Grantee, or any combination thereof.

     (b) Stockholders Agreement and Preferred Stockholders Agreement. As a condition to each grant of Options, the Grantee shall have executed and delivered and agreed to become bound by (i) the Securities Purchase and Holders Agreement, dated as of April 22, 1999 (the "Stockholders Agreement"), by and among the Company, 399 Venture Partners Inc., a Delaware corporation ("399 Venture Partners") and certain Management Investors from time to time party thereto and (ii) the Preferred Stockholders Agreement, dated as of April 22, 1999 (the "Preferred Stockholders Agreement"), by and among the Company, 399 Venture Partners and certain stockholders from time to time party thereto. All Shares issued pursuant to the purchase of Units under any Option granted under this Plan shall be subject to the terms and provisions of the Stockholders Agreement and the Preferred Stockholders Agreement, as each may be modified or amended from time to time in accordance with its terms. Each certificate for Shares issued in

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connection with exercise of an Option shall contain a legend giving appropriate notice of the restrictions in the Stockholders Agreement and Preferred Stockholders Agreement and such other legends as are contemplated therein.

     (c) Option Shares Not Incentive Shares. Securities of the Company issuable in connection with the exercise of an Option shall in no event be deemed to be Incentive Shares.

     6. Incentive Share Grants

     The Company may issue or transfer Shares to an Eligible Participant under a grant of Incentive Shares, upon such terms as the Committee deems appropriate. The following provisions are applicable to Incentive Shares:

     (a) General Requirements. Shares issued or transferred pursuant to Incentive Share grants may be issued or transferred for consideration, as determined by the Committee.

     (b) Number of Shares. The Committee shall determine the number of Incentive Shares to be issued or transferred and the restrictions applicable to such grant.

     (c) Stockholders Agreement. As a condition to each grant of Incentive Shares, the Grantee shall have executed and delivered and agreed to become bound by Stockholders Agreement. All Incentive Shares issued under this Plan shall be subject to the terms and provisions of the Stockholders Agreement, as the same may be modified or amended from time to time in accordance with its terms. Each certificate for Incentive Shares shall contain a legend giving appropriate notice of the restrictions in the Stockholders Agreement and such other legends as are contemplated therein.

     (d) Right to Vote and to Receive Dividends. Subject to the terms of the Stockholders Agreement, a Grantee of Incentive Shares shall have the right to vote Incentive Shares (to the extent such Shares are eligible to vote) and to receive any dividends or other distributions paid on such Shares.

     7. Withholding of Taxes

     (a) Required Withholding. All grants of Options and Incentive Shares under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such grants. In the case of Options and other grants paid in Shares, the Company may require the Grantee or other person receiving such Shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such grants, including, if applicable, upon the vesting thereof, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such grants.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Incentive Shares paid in Company Shares by having Shares withheld or redeemed by the

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Company and the fair market value of the Shares so withheld or redeemed (as determined by the Board in good faith without regard to any minority or lack of liquidity discount) will be credited against the amount of cash otherwise payable by the Grantee with respect to tax withholding under
Section 7(a). The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     8. Reorganization of the Company

     (a) Reorganization. As used herein, a "Reorganization" means (i) the merger or consolidation of the Company with another corporation where the stockholders of the Company immediately prior to the merger or consolidation will not beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), immediately after the merger or consolidation, Shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition (by any means) of all or substantially all of the assets or voting stock of the Company, or (iii) a liquidation or dissolution of the Company.

     (b) Assumption of Grants. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights granted by, the surviving (or parent) corporation.

     (c) Other Alternatives. Notwithstanding the foregoing, in the event of a Reorganization, the Committee may (i) require that Grantees surrender their outstanding Options as of a specified date (the "Termination Date") in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount by which the then fair market value (as determined in good faith by the Board, without regard to any minority or lack of liquidity discount) of the Shares comprising Units subject to the Grantee's unexercised Options exceeds the exercise price of the Options, and/or (ii) give Grantees an opportunity to exercise their outstanding Options as of the Termination Date. If one or more of the alternative choices specified in the previous sentence is given to any Grantee and such Grantee does not take the required action on or prior to the Termination Date, any or all of such Grantee's unexercised Options may be terminated by the Company at such time as the Committee deems appropriate. Any surrender or termination pursuant to this
Section 8(c) shall take place as of the Termination Date, the date of the Reorganization or such other date as the Committee may specify.

     (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Reorganization, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 8(b) or 8(c) above) that would make the Reorganization ineligible for pooling of interests accounting treatment or that would make the Reorganization ineligible for desired tax treatment if, in the absence of such right, the Reorganization would qualify for such treatment and the Company intends to use such treatment with respect to the Reorganization, unless the Board has issued prior written approval of such action.

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     9. Requirements for Issuance or Transfer of Shares

     No Shares shall be issued or transferred in connection with any grant of Options or Incentive Shares hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     10. Amendment and Termination of the Plan

     (a) Amendment. Subject to Section 10(c), the Board may amend or terminate the Plan at any time.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board in accordance with Section 10(c) or is extended by the Board with the approval of the members.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a grant of Options or Incentive Shares is made shall not alter the terms of, or impair the rights of the Grantee under, such grant without the Grantee's consent. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding grant. Whether or not the Plan has terminated, an outstanding grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee.

     (d) Governing Document. In the event of any inconsistency between the terms and conditions of the Plan and the Stockholders Agreement or Preferred Stockholders Agreement, the terms and conditions of the Stockholders Agreement or Preferred Stockholders Agreement, as the case may be, shall govern. Except as set forth in the previous sentence, the Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     11. Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grants of Options or Incentive Shares under this Plan. In no event shall interest be paid or

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accrued on any grant of Options or Incentive Shares, including unpaid installments of grants of Options or Incentive Shares.

     12. Rights of Participants

     Nothing in this Plan shall entitle any Eligible Participant or other person to any claim or right to be granted a grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Grantee, Eligible Participant or other person any rights to be retained by or continue in the employ of the Company or any other employment rights.

     13. No Fractional Shares

     No fractional Shares shall be issued or delivered pursuant to the Plan or any grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares.

     14. Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     15. Effective Date of the Plan; Definition of Terms

     (a) Effective Date. The Plan shall be effective as of April 22, 1999.

     (b) Reporting Company. The provisions of the Plan that refer to the Company's becoming a Reporting Company, or that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act or section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Shares under Section 12(b) or Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such Shares are so registered.

     16. Miscellaneous

     (a) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under grants of Options or Incentive Shares shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any grant if it is contrary to law or modify a grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (b) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware without regard to conflicts of laws principles.